 Exhibit 99.1

YouTicket.com, Inc. Changes Name to Weight Loss Forever International, Inc.

VIRGINIA BEACH, Va., April 2, 2002 /PRNewswire-First Call/ -- YouTicket.com, Inc. (OTC Bulletin Board: YTIX) today announced that it has changed its name to Weight Loss Forever International, Inc.

Beginning tomorrow, April 3, 2002, the Company's new stock symbol will be "WLFI" (OTC Bulletin Board: WLFI).

The name and symbol change are in connection with the previously announced acquisition of Weight Loss Forever International, Inc.

Weight Loss Forever International, Inc. is a franchisor of Weight Loss Forever clinics with 20 locations in Florida, North Carolina and Virginia that offer a full product-line of food and supplements to enhance weight loss.

For more information please contact: John Martin, President of Weight Loss Forever 1-800-729-6307.

This press release may contain "forward-looking" information within the meaning of Section 27A of the Securities Act of 1933 or Section 21E of the Securities and Exchange Act of 1934 and is subject to the safe harbor created by these sections. YouTicket.com, Inc. assumes no obligation to update the information contained in this press release. Certain information included herein may contain statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities. Such forward-looking information is subject to changes and variations which are not reasonably predictable and which could significantly affect future results. Accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of this Company.

SOURCE YouTicket.com, Inc.
-0- 04/2/2002

/CONTACT: John Martin, President of Weight Loss Forever, +1-800-729-6307/
(YTIX)